UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2019, we entered into an employment agreement with Khoso Baluch, our Chief Executive Officer. After the initial three-year term of the employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed. The employment agreement is similar to and replaces the prior agreement with Mr. Baluch that we entered into in September 2016 and which had a term of three years.

Pursuant to the agreement, Mr. Baluch will receive an annual salary of $425,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in Mr. Baluch’s salary may be no greater than 25%. Mr. Baluch will be eligible for an annual bonus, which may equal up to 80% of his base salary then in effect, as determined by our Board or the Compensation Committee. In determining such bonus, our Board or the Compensation Committee will take into consideration the achievement of specified company objectives, predetermined by our Board and Mr. Baluch, and approved by the Board or the Compensation Committee, and specified personal objectives, predetermined by the Board with Mr. Baluch. Mr. Baluch must be employed through December 31 of a given year to earn that year’s annual bonus.

Pursuant to its terms, upon entry into the agreement, we granted to Mr. Baluch a stock option to purchase 120,000 shares of our common stock, with an exercise price of $6.82 per share. The option vests over four years in four equal annual installments on the first four anniversaries of the effective date of the agreement, which is September 26, 2019, provided, in all cases, that Mr. Baluch remains our employee or consultant through the applicable vesting date.

Commencing in 2020, each year during the term, we will make an annual equity grant to Mr. Baluch, which may include restricted stock, restricted stock units or stock options, with time-based or performance-based vesting, in such amounts and on such terms as we deem appropriate.

If we terminate Mr. Baluch’s employment for Cause (as defined below), he will be entitled to receive only the accrued compensation due to him as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested equity awards and all unvested stock options then held by Mr. Baluch will be forfeited to us as of such date.

If we terminate Mr. Baluch’s employment other than for Cause, death, disability, or by notice of nonrenewal, or if he resigns for Good Reason (as defined below), including in each case within 24 months of a Change of Control (as defined in the agreement and which is the same definition as in our 2013 Stock Incentive Plan), Mr. Baluch will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his base salary and benefits for a period of 12 months following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if he timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for him and his eligible dependents in an amount equal to the portion paid for by us during his employment until the conclusion of the time when he is receiving continuation of base salary payments or until he or she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Mr. Baluch and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code; and (v) all equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that any performance-based equity awards and stock options whose vesting requirements have not been successfully met as of the date of termination will not accelerate (and in the event of a Change of Control, such equity awards and stock options will remain exercisable for 12 months following such termination or resignation or, if earlier, the expiration date of the equity award or stock option). The separation benefits set forth above are conditioned upon Mr. Baluch executing a release of claims against us, our parents, subsidiaries, and affiliates, and each such entities’ officers, directors, employees, agents, successors, and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

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For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard, or refusal by Mr. Baluch to perform his material duties or obligations under the agreement (other than as a result of his mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us); (ii) any willful, intentional, or grossly negligent act by Mr. Baluch having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) Mr. Baluch’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) Mr. Baluch’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that Mr. Baluch engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless his actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by Mr. Baluch of our or our affiliates’ property (whether or not a misdemeanor or felony); or (vii) material breach by Mr. Baluch of the agreement that is not cured, to the extent subject to cure, by him to our reasonable satisfaction within 20 days after we give written notice thereof to him.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of Mr. Baluch’s duties, responsibilities, or authority; (iii) a material reduction in Mr. Baluch’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total  compensation, provided that any reduction in Mr. Baluch’s salary may be no greater than 25%; or (iv) a material reduction in Mr. Baluch’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels, provided that Mr. Baluch’s target bonus level reduction may be no greater than 25%.

If Mr. Baluch terminates his employment by written notice of termination or if he or we terminate his employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, Mr. Baluch will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law.

If Mr. Baluch’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

During the term of the agreement, we must use our best efforts to cause Mr. Baluch to continue to be elected as a member of our Board and, unless there is a Change of Control, will include him in the management slate for election as a director at every stockholders meeting during the term at which his term as a director would otherwise expire.

We are not required to reimburse Mr. Baluch for travel expenses between his home and our headquarters, or for lodging or other living expenses in our headquarters area; provided that, for the period from September 26, 2019 through December 31, 2020, we will reimburse him up to the following amounts for such reasonable expenses: up to $10,000 for the period from September 26, 2019 through December 31, 2019, and up to $40,000 for the period from January 1, 2020 through December 31, 2020.

Our agreement with Mr. Baluch contains a non-compete provision that provides that during the term of the agreement and the 12-month period immediately following Mr. Baluch’s separation from employment for any reason, Mr. Baluch is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us anywhere in the world on the date of termination of his employment.

The employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated and effective September 26, 2019, between CorMedix Inc. and Khoso Baluch

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2019	CORMEDIX INC.

/s/ Robert W. Cook
Name: Robert W. Cook Title: Chief Financial Officer

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